As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THESTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1515824 (I.R.S. Employer Identification Number)

14 Wall Street
New York, NY 10005
Telephone: (212) 321-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather Mars
General Counsel and Secretary
TheStreet, Inc.
14 Wall Street
New York, New York 10005
Telephone: (212) 321-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Karen A. Dempsey
Orrick, Herrington & Sutcliffe LLP

The Orrick Building
405 Howard Street
San Francisco, California 94105
Telephone: (415) 773-5700

Fax: (415) 773-5759

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	13,136,363 shares	$1.42	$18,653,635.50	$2,322.38

(1)	This Registration Statement registers 13,136,363 shares of Common Stock of TheStreet, Inc. that may be sold from time to time by the selling stockholders.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(3)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $1.46 (high) and $1.38 (low) sale prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on January 24, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2018

TheStreet, Inc.

13,136,363 Shares
Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to an aggregate of 13,136,363 shares of TheStreet, Inc.’s voting common stock by the selling stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 8 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TST.” The last reported sale price of our common stock on the Nasdaq Capital Market on January 24, 2018 was $1.44 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2018

About this Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “TheStreet” refer to TheStreet, Inc.

Prospectus Summary

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a leading financial news and information provider. Our business-to-business, or B2B, and business-to-consumer, or B2C, content and products provide individual and institutional investors, advisors and dealmakers with actionable information from the worlds of finance and business.

B2B

Our B2B business derives revenue primarily from subscription products which provide access to director and officer profiles, relationship capital management services, bank rate data and transactional information pertaining to the mergers and acquisitions environment. Our B2B business also generates revenue from sponsored events/conferences and information services.

The Deal delivers sophisticated news and analysis on changes in corporate control including merges and acquisitions, private equity, corporate activism and restructuring. BoardEx is an institutional relationship capital management database and platform which holds in-depth profiles of almost one million of the world’s most important business leaders. Our third B2B business product, RateWatch, publishes bank rate market information including competitive deposit, loan and fee rate data.

B2C

Our B2C business primarily generates revenue from premium subscription products and advertising. Our B2C business is led by our namesake website, TheStreet.com, and includes free content and houses our premium subscription products, such as RealMoney, RealMoney Pro and Actions Alerts PLUS that target varying segments of the retail investing public.

The Offering

This prospectus relates to the resale of 13,136,363 shares of our voting common stock held by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. See “Selling Stockholders.”

The selling stockholders may offer to sell the shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the NASDAQ Capital Market under the symbol “TST.”

We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders. We will not receive any proceeds from the sale of the securities by the selling stockholders.

Corporate Information

We were founded in 1996 as a limited liability company, and reorganized as a corporation in 1998. We consummated our initial public offering in 1999. Our principal executive offices are located at 14 Wall Street, New York, New York 10005, and our telephone number is (212) 321-5000.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are on file with the SEC and incorporated by reference into this prospectus, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

Risks Related to Offerings by the Selling Stockholders

Future sales of our common stock in the public market by the selling stockholders could reduce our stock price. Any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

This prospectus registers the resale from time to time of 13,136,363 shares of our voting common stock by the selling stockholders. These sales, and any additional sales of shares of our common stock by us or the selling stockholders, could reduce our stock price and will dilute your ownership in us.

We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.

Concentrated ownership of our stock can influence stockholder decisions, may discourage a change in control, and may have an adverse effect on share price of our stock.

Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. Our directors, executive officers, and our five percent or greater stockholders (which includes the selling stockholders) as a group, own or control approximately 51% of our common stock before giving effect to any sales by the selling stockholders. This ownership concentration may have the effect of discouraging, delaying or preventing a change in control, and may also have an adverse effect on the market price of our shares. Also as a result of their ownership, our directors, executive officers, and our five percent or greater stockholders (which includes the selling stockholders) as a group, may have the ability to influence the outcome of any matter submitted to our stockholders for approval, including the election of directors. This concentration of ownership could limit the price that some investors might be willing to pay for our common stock, and could discourage or delay a change of control, which other stockholders may favor. The interests of our directors, executive officers and our five percent or greater stockholders may conflict with the interests of other holders of our common stock, and they may take actions affecting us with which other stockholders disagree.

Forward Looking Statements

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Selling Stockholders

2017 Exchange and Financing Transactions

On November 10, 2017, we entered into an Exchange Agreement, or the Exchange Agreement, with TCV VI, L.P., a Delaware limited partnership, or TCV VI, and TCV Member Fund, L.P., a Cayman Islands exempted limited partnership, or TCV Member Fund. TCV Member Fund, together with TCV VI, is referred to herein as the TCV Holders. The Exchange Agreement provided for, among other things, the exchange by the TCV Holders of all shares of Series B Preferred Stock of the Company held by them for an aggregate of (i) 6,000,000 shares of newly issued common stock, par value $0.01 per share of the Company, and (ii) cash consideration in the amount of $20,000,000. This transaction is referred to herein as the “Exchange Transaction.” Each of the TCV Holders is a selling stockholder.

On November 10, 2017, we also entered into a Securities Purchase Agreement, or the Purchase Agreement, with 180 Degree Capital Corp., or 180 Degree Capital, and TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC. 180 Degree Capital together with TheStreet SPV Series are referred to as the “Investors” herein. Pursuant to the Purchase Agreement, we agreed to issue and sell an aggregate of 7,136,363 shares of Common Stock to the Investors at a purchase price of $1.10 per share, for aggregate gross proceeds of $7,849,999. This transaction is referred to herein as the “Financing Transaction.” Each of the Investors is a selling stockholder. In connection with the Financing Transaction and pursuant to the terms of the Purchase Agreement, Kevin M. Rendino was appointed to our Board of Directors as a Class I director with a term expiring at our 2018 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Rendino was appointed to the board of directors pursuant to a contractual provision in the Purchase Agreement which provides that so long as the Investors continue to own all shares purchased in the Financing Transaction then the Investors shall have the right to designate one member of the board of directors.

In connection with the Exchange Transaction and Financing Transaction, respectively, we agreed to register the shares of Common Stock issued to the TCV Holders and sold to the Investors for resale and to prepare and file a registration statement with the Securities and Exchange Commission. The TCV Holders and the Investors received additional registration rights as set forth in the transaction documents.

Selling Stockholder Table

The following table sets forth the name, the number of shares of common stock beneficially owned as of December 31, 2017, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock for each selling stockholder. The information presented in the table is based on 49,016,408 shares of our common stock outstanding on December 31, 2017.

				Shares Beneficially Owned
			Maximum	After the Sale of the
	Shares Beneficially Owned		Number of	Maximum Number of Shares
			Shares to be
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage
180 Degree Capital Corp.	4,636,363 (1)	9.5%	3,636,363	1,000,000	2%
TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC	3,500,000	7.1%	3,500,000	—	—
TCV VI, L.P.	5,951,946	12.1	5,951,946	—	—
TCV Member Fund, L.P.	48,054	*	48,054	—	—
Total	14,136,363	28.7%	13,136,363	1,000,000	2%

* less than 1%

(1)	Includes 1,000,000 shares of common stock purchased in open market transactions prior to November 10, 2017. Daniel B. Wolfe and Kevin M. Rendino may be deemed to have shared voting and shared dispositive power over the Common Stock owned by 180 Degree Capital Corp., or 180, as result of their respective positions as President and Portfolio Manager (Mr. Wolfe) and Chief Executive Officer and Portfolio Manager (Mr. Rendino) of 180. 180 is the investment manager of TheStreet SPV Series. The principal business address of each 180, TheStreet SPV Series, Mr. Wolfe and Mr. Rendino is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(2)	Technology Crossover Management VI, L.L.C., or TCM VI, as the general partner of TCV VI and a general partner of the TCV Member Fund, may be deemed to share beneficial ownership of the shares held by the TCV Holders. TCM disclaims any such beneficial ownership. In addition, five individuals are Class A Members of TCM VI, or the TCM VI Members, and, in such capacity, each may be deemed to share beneficial ownership of the shares of common stock held by the TCV Holders. Each of the TCM VI Members disclaims any such beneficial ownership.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

●	“at the market” transactions to or through market makers or into an existing market for our common stock;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (i) the date that is two (2) years after the date such registration statement has been declared effective by the SEC, (ii) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied and (iii) the date on which all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.

Legal Matters

The validity of the common stock being offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP San Francisco, CA.

Experts

The financial statements and schedule as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-25779):

●	our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 (filed on March 20, 2017);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 12, 2017, August 4, 2017 and November 13, 2017, respectively;

●	our Current Reports on Form 8-K filed on June 1, 2017 and November 13, 2017;

●	the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on April 14, 1999, including any amendments or reports filed for the purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to:

TheStreet, Inc.
14 Wall Street
New York, New York 10005
Attn.: General Counsel & Secretary
Tel: (212) 321- 5000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the offering of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$2,322.38
Accounting fees and expenses	$12,000.00
Legal fees and expenses	$12,500.00
Miscellaneous	$1,000
Total	$27,822.38

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our restated certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have also obtained insurance covering our directors and officers for liability arising out of their respective actions.

Item 16. Exhibits

(a)       The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2016).
3.2	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 14, 2011).
3.3	Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2011).
3.4	Certificate of Elimination of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2017).
4.1	Specimen certificate for the Company’s shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on April 19, 1999)
4.2	Investor Rights Agreement dated November 15, 2007 by and among the Company, TCV VI, L.P. and TCV Member Fund, L.P. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by TheStreet, Inc. on November 20, 2007).
4.3	Exchange Agreement dated November 10, 2017 by and among the Company, TCV VI, L.P. and TCV Member Fund, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by TheStreet, Inc. on November 13, 2017).
4.4	Registration Rights Agreement, dated as of November 10, 2017, by and among TheStreet, Inc., 180 Degree Capital Corp. and TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed by TheStreet, Inc. on November 13, 2017).
5.1	Opinion of Orrick, Herrington & Sutcliffe, LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Orrick (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 26, 2018

TheStreet, Inc.

By:	/s/ David Callaway
Name:	David Callaway
Title:	Chief Executive Officer and Director

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint David Callaway, Eric Lundberg and Heather Mars, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on January 26, 2018 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ David Callaway	Chief Executive Officer and Director (principal executive officer)	January 26, 2018
(David Callaway)
/s/ Eric Lundberg	Chief Financial Officer (principal financial and accounting officer)	January 26, 2018
(Eric Lundberg)

/s/ Lawrence S. Kramer	Director	January 26, 2018
(Lawrence S. Kramer)

/s/ James J. Cramer	Director	January 26, 2018
(James J. Cramer)

/s/ Bowers W. Espy	Director	January 26, 2018
(Bowers W. Espy)

/s/ Sarah Fay	Director	January 26, 2018
(Sarah Fay)

/s/ Stephen R. Zacharias	Director	January 26, 2018
(Stephen R. Zacharias)

/s/ Betsy Morgan	Director	January 26, 2018
(Betsy Morgan)

/s/ Kevin Rendino	Director	January 26, 2018
(Kevin Rendino)

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2016).
3.2	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 14, 2011).
3.3	Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2011).
3.4	Certificate of Elimination of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2017).
4.1	Specimen certificate for the Company’s shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on April 19, 1999)
4.2	Investor Rights Agreement dated November 15, 2007 by and among the Company, TCV VI, L.P. and TCV Member Fund, L.P. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by TheStreet, Inc. on November 20, 2007).
4.3	Exchange Agreement dated November 10, 2017 by and among the Company, TCV VI, L.P. and TCV Member Fund, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by TheStreet, Inc. on November 13, 2017).
4.4	Registration Rights Agreement, dated as of November 10, 2017, by and among TheStreet, Inc., 180 Degree Capital Corp. and TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed by TheStreet, Inc. on November 13, 2017).
5.1	Opinion of Orrick, Herrington & Sutcliffe, LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Orrick (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).